ARTICLES OF INCORPORATION

(1)        NAME OF CORPORATION: NATURAL SOLUTIONS, INC.

(2)        RESIDENT AGENT:

           Name of Resident Agent: The Corporation Trust Company of Nevada

           Mailing Address: #1 East First Street Reno 89501

(3)        Shares: (number of shares the corporation is authorized to issued)

           Number of shares with par value: 55,000,000 Par value: $.001 Number of shares without par value:

(4)        GOVERNING BOARD: SHALL BE STYLED AS (CHECK ONE): X DIRECTORS Trustees

           The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows:

Erma Davis Johnson                   #4 Triad Center, Ste. 220, S.L.C., UT 84180
Barbara Terpstra                     #4 Triad Center, Ste. 220, S.L.C., UT 84180

(5) PURPOSE (optional - see reverse side): The purpose of the corporation shall be:

(6) PERSONAL LIABILITY(PURSUANT TO NRS 78.037):CHECK ONE: X ACCEPT Decline IF YOU CHOOSE ACCEPT, PLEASE CHECK ONE: LIMITING X Eliminating This provision eliminates or limits the personal liability of directors, officers or stockholders for damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for: (a) Acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (b) The payments of distributions in violation of NRS 78.300.

(7) OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of THESE ARTICLES: NUMBER OF PAGES ATTACHED 4. ---

(8) SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized)
           /S/ ERMA DAVIS JOHNSON                    Subscribed and sworn before
           -------------------------------
           ERMA DAVIS JOHNSON                       THIS 10TH day of June, 1992.

           #4 TRIAD CENTER, STE. 220, SLC, UT 84180   /S/
           ----------------------------------------  ----------------
                                                     Notary Public

           /S/ BARBARA TERPSTRA

           Barbara Terpstra

           #4 TRIAD CENTER, STE. 220, SLC, UT 84180

           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

           The Corporation Trust Company of Nevada hereby accepts appointment as Resident Agent for the above named corporation.

BY   /S/ CORINNE M. LUDE, CORINNE M. LUDE, ASST. SEC.             JUNE 11, 1992
  ----------------------                                          -------------
Signature of Resident Agent                                       Date

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7.         OTHER MATTERS

           The total number of shares of all classes of stock which this corporation shall have authority to issue is 55,000,000 shares, consisting of 5,000,000 shares of preferred stock, par value $.001 per share (hereinafter the "Preferred Stock"), and 50,000,000 shares of common stock, per value $0.001 (hereinafter "Common Stock"). A shareholder shall have no pre-emptive rights to acquire any securities of this Corporation.

           1. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, of made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or other restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors of this corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

           (a) the distinctive designation of, and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

           (b) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on series of Preferred Stock or any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative;

           (c) the right, if any, of the holders of the shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock or of any other class or classes of stock of this corporation, and the terms and conditions of such conversion or exchange;

           (d) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

           (e) the rights, if any, of the holders of the shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of this corporation;

           (f) the terms of the sinking fund or redemption of purchase account, if any, to be provided for shares of the series and


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           (g) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share on any or all matters voted upon by the shareholders and the right to vote, as a series by itself or together with other
series  of  Preferred  Stock  as  a  class,   upon  such  matters,   under  such
circumstances as the Board of Directors mat fix including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation in the event that there shall been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances as the Board may determine.

           2.        Common Stock.

           (a) Each outstanding share of Common Stock of the Corporation shall entitle the holder thereof to one vote on each matter submitted at a vote at a meeting of shareholders or for their consent or approval. A shareholder shall have no right to cumulate his votes.

           (b) After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of subparagraph 1(b) of this matter), if any, shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of subparagraph 1(b) of this matter) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph 1 of this matter, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

           (c) After distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph 1 of this matter), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up this corporation, tangible and intangible, or whatever kind available for distribution to stockholders, ratable in proportion to the number of shares of Common Stock held by each.

           (d) Except as may otherwise be required by law, this Item 7, Other Matters under the Articles of Incorporation, or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to paragraph 1 of this matter, each share of Common Stock held by such holder on each matter voted upon by shareholders.

           3.        Other Provisions.

           (a) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in paragraph 1 of this matter, and the consent by class or series vote or otherwise of the holders of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock

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that the consent of the holders of a majority  (or such  greater  proportion  as shall therein be fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all there series of Preferred Stock.

           (b) Subject to the provisions of the last preceding subparagraph, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration and shall be fixed by the Board of Directors.

           (c) Shares of Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

           (d) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class of series to issued by reason of any increase of the authorized capital stock of the corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the corporation of any class or series, or carrying any right to purchase stock of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

           4.        By-laws.

           In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By- laws of the Corporation.

           5.        Indemnification

           The Corporation may indemnify each director and officer, and any employee or agent of the Corporation, his heirs, executors and administrators, against expenses reasonably incurred or liability incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the Corporation to the full extent permitted by the laws of the State of Nevada now existing or as such laws may hereafter be amended.

           6.        Amendment

           The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in its Certificate of Incorporation from time to time in accordance with the laws of the State of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                             NATURAL SOLUTIONS, LTD.

           We the undersigned Erma D. Johnson (President or Vice President) and Marlen Johnson (Secretary or Assistant Secretary) of Natural Solutions, Ltd. do hereby certify:

           That the Board of Directors of said corporation at a meeting duly convened, held on the 8 day of February, 1994, adopted a resolution to amend the original articles as follows:

                      Article 1 is hereby amended to read as follows:

                               Amendment to the Corporate name.
                               To: Highseas Entertainment and Casino, Ltd.

           The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 16,016,875, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                /S/ ERMA D. JOHNSON

                                                President or Vice President

                                                /S/ MARLEN JOHNSON

                                                Secretary or Assistant Secretary

State of Utah
County of Salt Lake

           On March 17, 1994, personally appeared before me, a Notary Public, Erma D. Johnson and Marlen Johnson, who acknowledged that the executed the above instrument.

                                                /S/ NOTARY PUBLIC

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                     HIGHSEAS ENTERTAINMENT AND CASINO, LTD.

           We the undersigned Erma D. Johnson (President or Vice President) and Marlen Johnson (Secretary or Assistant Secretary) of Highseas Entertainment and Casino, Ltd. do hereby certify:

           That the Board of Directors of said corporation at a meeting duly convened, held on the 22 day of March, 1994, adopted a resolution to amend the original articles as follows:

                     Article 1 is hereby amended to read as follows:

                               Amendment to the Corporate name.
                               To: Phoenix Media Group, Ltd.

           The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,225,374, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                               /S/ ERMA D. JOHNSON

                                               President or Vice President

                                               /S/ MARLEN JOHNSON

                                               Secretary or Assistant Secretary

State of Utah
County of Salt Lake

           On March 22, 1994, personally appeared before me, a Notary Public, Erma D. Johnson and Marlen Johnson, who acknowledged that the executed the above instrument.

                                               /S/ NOTARY PUBLIC

BY-LAWS

OF

NATURAL SOLUTIONS, LTD.

ARTICLE I

NAME, REGISTERED OFFICE, AND REGISTERED AGENT

           SECTION 1. NAME. The Name of this corporation is Natural Solutions, Ltd.

           SECTION 2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of this corporation in the State of Nevada is 1 East First Street, Reno, Nevada 89501. The name of the registered agent of this corporation at that address is Corporation Trust Company of Nevada. The corporations shall at all times maintain a registered office. The location of the registered office may be changed by the Board of Directors. The corporation may also have offices in such other places as the Board may from time to time designate.

                                   ARTICLE II

                              SHAREHOLDERS MEETINGS

           SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholders of the corporation shall be held at such place within or without the State of Utah and at such time as the Board of Directors shall determine in compliance with these By-laws. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

           SECTION 2. SPECIAL MEETINGS. Special meetings of shareholders, other than those regulated by statute, may be called at any time by the Chairman of the Board, the President or a majority of the Directors, and must be called by the President upon written request of the holders of ten percent (10%) of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes of for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business transactions other than that specified in the notice of the meeting shall be transacted at any such special meeting.

           SECTION 3. NOTICE OF SHAREHOLDERS MEETINGS. The Secretary shall give written notice stating the place, the date, and hour of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, which shall be delivered not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, either personally or by mail to each

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



shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited on the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the given corporation, with postage thereon prepaid. The written notice may also be given by any other officer of the corporation.

           SECTION 4. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Utah as the place of meeting for any annual meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, as the place for the holding of such meeting.

           SECTION 5. RECORD DATE. The Board of Directors may fix a date not less than ten (10) nor more than sixty (60) days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at any such meeting of the shareholders. The stock transfer books may be closed by the Board of Directors for a stated period not to exceed sixty
(60) days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose.

           SECTION 6. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of the outstanding shares are represented at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after such any adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at any duly assembled meeting at which a quorum is in attendance may continue to transact business until adjournment, notwithstanding the withdrawal of the shareholders in such number that less than a quorum remain.

           SECTION 7. VOTING. The holder of an outstanding share entitled to vote at any meeting may vote at such meeting in person or by proxy. Every shareholder shall be entitled to one vote for each share standing in his name on the records of the corporation upon each matter submitted to a vote at a meeting of shareholders and all shareholder actions shall be determined by a majority of the voted cast at any meeting of shareholders by the holders or proxies of shares entitled to vote thereon.

           SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary or other officer of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

                                   ARTICLE III


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                               BOARD OF DIRECTORS

           SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the Corporation as it deems proper.

           SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall not be less than one (1) or more than twenty-five (25). Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified. Directors need not be residents of the State of Utah or shareholders of the Corporation. The number of Directors may be fixed by a resolution of the Board of Directors.

           SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-law, immediately following after the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

           SECTION 4. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by a majority of Directors. The Secretary, shall give notice of the time and place of each special meeting by mailing the same at least two (2) days before the meeting or by telephoning or telegraphing the same at lease one day before the meeting to each Director.

           SECTION 5. MEETING BY TELEPHONE. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under this section shall constitute presence in person at the meeting.

           SECTION 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transactions of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

           SECTION 7. MANNER OF ACTING. At all meeting of the Board of Directors, each Director shall have one vote. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present.

           SECTION 8. VACANCIES. A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation, or removal of any director, or is the authorized number of directors be increased, or if the shareholders fail, at any meeting of shareholders at which any director is to be

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elected, to elect the full,  authorized number to be elected at that meeting. If any vacancy shall occur in the Board of Directors, the remaining directors may, by the vote of the majority of such remaining directors, appoint such personas as substitute directors or new interim directors who shall be directors during such absence, disability or interim period or until the replaced director shall
return  to  duty  or  until  the  next  annual  meeting  of  shareholders.   The
determination by the Board of Directors, as shown on the minutes of the fact of such absence or disability or the desirability of an interim director and the duration of the terms for such directors shall be conclusive as to all persons and the corporation.

           SECTION 9. REMOVALS. Directors may be removed at any time without cause by vote of the shareholders holding a majority of the shares outstanding and entitled to vote. Such vacancy shall be filled by the directors then in office, though less than a quorum, and any person so designated or appointed shall hold office until the next annual meeting or until his successor is DULY ELECTED AND QUALIFIED; PROVIDED that any directorship to be filled by reason of removal by the shareholders may be filled by election by the shareholders at the meeting at which the director is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

           SECTION 10. RESIGNATION. A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. Resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten (10) days after the date of its delivery, the resignation shall be deemed accepted upon the tenth day.

           SECTION 11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right of dissent shall not apply to a director who voted in favor of such action.

           SECTION 12. COMPENSATION. By resolution of the Board of Directors, the directors may be paid for their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each such meeting or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

           SECTION 13. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of Directors or any action which may be taken at a meeting of directors, may be taken without a meeting by a written consent, setting forth the action so taken, signed by all of the directors of the Corporation.

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           SECTION 14.  CHAIRMAN.  THE BOARD OF DIRECTORS MAY elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors. The Chairman of the Board shall be authorized to do and perform all actions which the President of the Corporation may do and perform.

                                   ARTICLE IV

                          DIVISIONS OF THE CORPORATION

           SECTION 1. OPERATION OF DIVISIONS. The Board of Directors shall have the power to establish one or more operating divisions of the Corporation. Each division of the Corporation shall have such authority, responsibilities, and duties as may be delegated to it from time to time by the Board of Directors. Each division of the Corporation shall adopt Rules of Procedure for the conduct of its affairs not inconsistent with the Articles of Incorporation and By-laws of the Corporation. Such Rules of Procedure shall become effective when approved by the Board of Directors.

           SECTION 2. ADVISORY BOARD. The Board of Directors of the Corporation may appoint individuals who may, but need not, be directors, officers or employees of the Corporation to serve as members of an Advisory Board to one or more of the divisions of the Corporation. The members of any such Advisory Board shall keep minutes of their meetings which shall be submitted to the Board of Directors of the Corporation. The term of office of any member of the Advisory Board shall be at the pleasure of the Board of Directors of the Corporation. The function of such Advisory Board shall be to advise with the respect of the affairs of the operating divisions of the Corporation to which it is appointed.

           SECTION 3. OFFICERS OF THE DIVISIONS. The divisions of the Corporation shall each have a President and such Vice Presidents as the Board of Directors may appoint. The Secretary and Treasurer of the Corporation shall also be deemed the Secretary and Treasurer of each division.

           SECTION 4. DUTIES OF OFFICERS OF DIVISIONS. Any employee designated as an officer of a division shall have such authority, responsibilities, and duties with respect to the applicable division corresponding to those normally vested in the comparable officer of the Corporation by these By-laws, subject to such limitations as may be imposed by the Board of Directors, the Articles of Incorporation or by these By-laws. The President of a division may sign, execute and deliver in the name of such division only such contracts, agreements or other documents as may be prescribed from time to time by the President of the Corporation or the Board of Directors. The designation of any individual as President of Vice President of any division of the Corporation shall not be permitted to conflict in any way with any executive or administrative authority of any officer of the Corporation established from time to time by the Board of Directors of the Corporation. The president of each division shall report directly to President and Chief Executive Officer of the Corporation. The President of a division, upon written approval

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



of the President of the Corporation, may appoint or remove such agents or employees of a division as may, from time to time, become necessary or useful to the operation of such division.

           SECTION 5. TERM OF OFFICE, RESIGNATION AND REMOVAL. Each officer of a division shall hold office until his successor shall have been duly appointed by the Board of Directors, or until his death, or until he shall resign. Any officer of a division may resign at any time by delivery of a written resignation either to the President of the Corporation, the Secretary of the Corporation or the Board of Directors. Such resignation shall take effect upon delivery. Any officer of the division may be removed from office only by the Board of Directors. Such officer shall be removed when in the sole judgement of the Board of Directors the best interests of the division of the Corporation will serve thereby. Any such removal shall require majority vote of the Board of Directors.

           SECTION 6. AUTHORIZED SIGNATURES AND CHECKING ACCOUNTS. The Board of Directors may authorize each division to have a separate checking account. Any check issued by or for the benefit of any division shall require at least two signatures, unless the Board of Directors, by resolution, provides otherwise. The corporate or divisional officers authorized to sign such checks of any division shall be the President of such division, the President of the Corporation, the Secretary of the Corporation and the Treasurer of the Corporation.

                                    ARTICLE V

                                    OFFICERS

           SECTION 1. NUMBER. The corporate officers shall be a President, or one or more Vice Presidents as determined from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other corporate officers and assistant officers may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any corporate office except those of President and Secretary. Any two or more corporate offices may be held by the same person, except the offices of President and Secretary. Corporate officers need not be directors or shareholders of the Corporation.

           SECTION 2. ELECTION AND TERM OF OFFICE. The corporate officers to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of corporate officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each corporate officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

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



           SECTION 3. RESIGNATION. Any corporate officer may resign at any time by delivering a written resignation either to the corporate President, the corporate Secretary, or the Board of Directors. Unless otherwise specified therein, such resignation shall take effect upon delivery.

           SECTION 4. REMOVAL. Any corporate officer or agent may be removed by the Board of Directors, with or without cause, whenever in its judgement, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a corporate officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the corporate officer in question if he is also a Director.

           SECTION 5. VACANCIES. A vacancy is any corporate office because of death, resignation, removal, disqualification or otherwise, or if a new corporate office shall be created, may be filled by the Board of Directors for the unexpired portion of the Term.

           SECTION 6. PRESIDENT. The corporate President shall be the chief executive and administrative officer of the Corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. The President shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, officers, and affairs of the Corporation and each division. The President may appoint officers, agents, or employees on the corporate or divisional level other than those appointed by the Board of Directors. The President may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall, perform such other duties as may be prescribed from time to time by the Board of Directors or by these By-laws.

           SECTION 7. EXECUTIVE VICE PRESIDENT. In the event that the Board of Directors authorized the election of an Executive Vice President, the corporate Executive Vice President shall be the chief executive and administrative officer of the Corporation in the absence of the President, and in such absence shall be vested with all rights, powers, privileges, and obligations of the President as more fully set forth in Section 6 of the Article V. In addition, the Executive Vice President may sign, execute, and deliver in the name of the Corporation, powers of attorney, contracts, bonds and other obligations when the corporate President is present but unavailable for the execution of such documents, and he shall perform such other duties as may be prescribed from time to time by the Board of Directors, and the corporate President or these By-laws.

           SECTION 8. VICE PRESIDENTS. Corporate Vice President shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the corporate President. In the absence or disability of the corporate President, the corporate Vice President designated by the Boars or by the corporate President shall perform the duties and exercise the powers of the corporate President. A corporate Vice President may sign and execute contracts and other obligations pertaining to the regular course of his/her duties.

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



           SECTION 9. SECRETARY. The corporate Secretary shall also be deemed the Secretary of each division. The corporate Secretary shall, subject to the direction of the corporate President, Executive Vice President, or a designated Vice President, keep the minutes of all meetings of the shareholders and the Board of Directors and, to the extent ordered by the board of Directors or the corporate Presidents, the minutes of meetings of all divisions and committees. The Secretary shall cause notice to be given of the meetings of the shareholders, Board of Directors, and of any committee appointed by the Board, he/she shall have custody of the corporate papers of the Corporation and each division not pertaining to the performance of the duties vested in other officers, which records, documents and papers shall at all reasonable time be open to examination by any Director. He/she may sign or execute contracts with the corporate President, Executive Vice President, or Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto, provided, however, that he/she may not simultaneously act both in the capacity of the Secretary and that of corporate Executive Vice President or Vice President upon the execution of such documents. He/she shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these By- laws. He/she shall be sworn to the faithful discharge of his/her duties. If necessary, assistant Secretaries shall assist the corporate Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

           SECTION 10. TREASURER. The corporate Treasurer shall, subject to the direction of the corporate President, have general custody and control of the collection and disbursement of funds of the Corporation and each division for collection checks, notes, and other obligations, and shall deposit the same to the credit of the corporation or the division in such bank(s) or depositories as the Board of Directors may designate. He/she may sign, with the corporate president or such other persons as may be designated for the purpose of the Board of Director, all the bills of exchange or promissory notes of the Corporation or any division, provided, however, that he/she may not simultaneously act in the capacity of corporate Treasurer and that of Executive Vice President or Vice President upon the execution of such documents. He/she shall enter or cause to be entered regularly in the books of the Corporation or any division full and accurate account of all monies received and paid by him/her or under his/her direction on account of the Corporation or such divisions. He/she shall at all reasonable times exhibit his/her books and account to any Director of the Corporation upon timely application at the office of the Corporation during business hours, and, whenever required by the Board of Directors of the Corporate President, he/she shall render a statement of his/her accounts. He/she shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws. If necessary, assistant Treasurer shall assist the corporate Treasurer and shall perform such duties as shall be directed by the Board of Directors. He/she shall give bond for the faithful performance of his/her duties in such cum and with or without such surety as shall be required by the Board of Directors, if so required.

           SECTION 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors may appoint such assistant Secretaries and assistant Treasurers as may be necessary for the expedient discharge of the affairs of the corporation of any division. The assistant Secretaries and assistant

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



Treasurers shall be authorized to perform any duties of the corporate Secretary and corporate Treasurer, respectively, in the absence of the corporate Secretary or the Corporate Treasurer, or in any situation where the corporate Secretary or corporate Treasurer may be acting in another capacity such as corporate Executive Vice President or Vice President.

           SECTION 12. GENERAL MANAGER. The Board of Directors may employ and appoint a General Manager who may or may not be one of the officers or directors of the Corporation. He shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors and of the President, shall have general charge of the business operation of the Corporation and general supervision over its employees and agents. He may be given the exclusive management of the business of the Corporation in any or all of its dealings, but at all times he shall be subject to the control of the Board of Directors or of the Executive Committee. He may employ all employees of the Corporation, or delegate such employment to subordinate officers or division chiefs, and he may have the authority to discharge any person so employed. He shall make a report to the President and Directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the Corporation. He may perform such duties as the Board of Directors shall require.

           SECTION 13. OTHER OFFICERS. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

           SECTION 14. SALARIES. The salaries and other compensation of the corporate officers and the officers of any division of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the Corporation.

           SECTION 15. SURETY BONDS. If the Board of Directors shall so require any corporate or division officer or agent shall execute to the Corporation a bond in such sums and with surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation or the applicable division, including his responsibility for negligence and for the accounting of all property, monies or securities of the Corporation or a division which may come into his hands.

                                   ARTICLE VI

                                   COMMITTEES

           SECTION 1. EXECUTIVE COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee of not less than two (2) nor mor than five (5) members, one of whom shall be the President or the Chairman of the Executive Committee. The Board of

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



Directors may also designate one of such members as alternates to serve as members of the Executive Committees in the absence or disability of a regular member(s). The Board of Directors reserves itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and disband any committee either with or without cause at any time. Subject to foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

           SECTION 2. OTHER COMMITTEES. The Board of Directors may also appoint from among its own members such other committees as the Board of Directors may determine. Such committees shall in each case consist of not less than two (2) directors, and shall have such powers and duties as shall from time to time be prescribed by the Board. The President or Chairman of the Board shall be a member ex officio of each committee appointed by the Board of Director. A majority of the members of any committee may fix its rules of procedure.

                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

           SECTION 1. CONTRACTS. The Board of Directors may authorize any officer(s), or agent(s), to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may either be general or confined to specific instances.

           SECTION 2. LOANS. No loan or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated, or transferred as security for payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization maybe either general or confined to specific instances.

           SECTION 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select, or as may be selected by any officer pr agent so authorized by the Board of Directors.

           SECTION 4. CHECKS AND DRAFTS. All notes, drafts, acceptance, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such officer(s) or such agent(s) of the Corporation and in such a manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

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



           SECTION 5. BONDS AND DEBENTURES. Every bond and debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or Vice President and by the Treasurer or by the Secretary. The seal may be a facsimile, engraved or printed. Where such bond or debenture is to be authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation=s officers named thereon may be facsimile. In case any officer who shall cease to be an officer of the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such an officer.

                                  ARTICLE VIII

                                  CAPITAL STOCK

           SECTION 1. CERTIFICATE FOR SHARES. The shares of the Corporation shall be represented by certificates prepared on a form authorized by the Board of Directors and signed by the Chairman of the Board or the President or Vice President, and by the Secretary, and sealed with the seal of the corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is counter-signed by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled. No new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms of indemnity to the Corporation as the Board of Directors may prescribe.

           SECTION 2. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holders of record thereof or by his legal representative, or by his attorney thereunto authorized by a power of attorney duly executed and such representative or attorney shall furnish proper evidence of his authority to so transfer the shares to the Secretary of the Corporation upon the surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

           SECTION 3. TRANSFER AGENT AND REGISTRAR. The Board of Directors shall have the power to appoint one or more transfer agents and registrars, who may also be employees of the Corporation, for the transfer and registration of certificates of stock nay class, and may require that stock certificates shall be countersigned and registered by one or more or such transfer agents and registrars.

           SECTION 4. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate to be issued to replace any certificate theretofore issued by the Corporation and alleged to have been lost or destroyed if the new owner makes an affidavit that the certificate is lost or destroyed. The Board of Directors may, at its discretion, require the owner of such certificate or his legal representative to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring a bond.

           SECTION 5. CONSIDERATION FOR SHARES. The capital stock of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors, but in no event shall such value be less than the par value of such shares. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive.

           SECTION 6. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in the shares.

                                   ARTICLE IX

                                 INDEMNIFICATION

           SECTION 1. INDEMNIFICATION. No officer or Director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said officer or Director performed for or on behalf of the Corporation. This Corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or complete action, suit, or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys= fees, judgements, fines and amounts paid in settlement actually and reasonable incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the business interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

           This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys= fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed in or not opposed to the best interest of the Corporation. Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case as the court deems proper. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

           SECTION 2. OTHER INDEMNIFICATION. The indemnification herein provided shall not be deemed exclusive of any other right to indemnification to which any person seeking indemnification may be under any By-law, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action taken in his official capacity and as to action taken in any other capacity while holding such office. It is the intent hereof that all officers and Directors be and hereby are indemnified to the fullest extent permitted the laws of the State of Utah and these By-laws. The indemnification herein provided shall continue as to any person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of any such person.

           SECTION 3. INSURANCE. The Board of Directors may, in its discretion, direct that the Corporation purchase and maintain insurance of any person who is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by his in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Section.

           SECTION 4. SETTLEMENT BY CORPORATION. The right of any person to be indemnified shall be subject always to the right of the Corporation by the Board of Directors, in lieu of such

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



indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

                                    ARTICLE X

                                WAIVER OF NOTICE

           Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the Utah Corporation and Business Laws, a waiver thereof in writing signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the illegality of that meeting.

                                   ARTICLE XI

                                   AMENDMENTS

           These By-laws may be altered, amended, repealed, or new By-laws adopted by a majority vote of the entire Board of Directors at any regular or special meeting. Any By-law adopted by the Board may be repealed or changed by a majority vote of the shareholders.

                                   ARTICLE XII

                                   FISCAL YEAR

           The fiscal year end of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

                                  ARTICLE XIII

                                    DIVIDENDS

           The Board of Directors may at any regular or special  meeting,  as it
deems  advisable,   declare   dividends  payable  out  of  the  surplus  of  the
Corporation.

                                   ARTICLE XIV

                                 CORPORATE SEAL


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           The  Corporation  may, in the  discretion  of the Board of Directors, have an official seal which shall bear the name of the Corporation and the state and year of incorporation.

           The above and foregoing By-laws were adopted by and for the Corporation by the Board OF DIRECTORS ON THE 26TH day of June, 1992.

                                                    ---------------------------
                                                    Richard Sax,  Secretary

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